Index of Financial Statements and Exhibits to be Filed in EDGAR
         ---------------------------------------------------------------


         Exhibi
         ------

         1-1 Consolidated Balance Sheet and Income Statement of FirstEnergy Ventures Corp.

         1-2 Consolidated Balance Sheet and Income Statement of FirstEnergy Facilities Services Group, LLC.

         A        Certificate of FirstEnergy Corp.